UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2008

TELOS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-8443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 724-3800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events

As previously disclosed in public filings, Telos Corporation (the “Company”) has been a party in the matter of Seth W. Hamot and Andrew R. Siegel v. Telos Corporation in the Circuit Court for Baltimore City.

In response to the counterclaim filed by the Company for preliminary and permanent injunction against Class D Directors Seth Hamot and Andrew Siegel, Judge Albert Matricciani issued an order on May 1, 2008 “to preserve the status quo until a hearing may be conducted”. A copy of the Order is filed as Exhibit 99.1 to this Form 8-K. The Order, among other things, states that Class D Directors Hamot and Siegel must “cease, desist and refrain from any and all direct or indirect, verbal or written, contact or communication with the Company’s past, current and future auditors, including without limitation Goodman & Company, LLP, (“Goodman”) and Reznick Group (“Reznick”), acting either singly or in concert with others, and either directly with any other auditors and/or with their agents or employees.” The hearing on the motion for preliminary and permanent injunctive relief is currently scheduled for June 2, 2008.

As set forth in the Form 8-K filed on April 23, 2008 regarding the resignation of the Company’s auditors, Reznick Group, P.C. (“Reznick”), the Company is of the opinion that the resignation of Reznick was directly related to the conduct of Class D Directors Hamot and Siegel. On April 23, 2008, the Company filed the above-referenced counterclaim in an effort to prevent Class D Directors Hamot and Siegel from any further acts to misrepresent and improperly influence the Company’s independent auditors regarding, among other things, a specific accounting treatment (from that of a non-current liability to that of a current liability) for their holdings in the Company’s 12% Cumulative Exchangeable Redeemable Preferred Stock (“ERPS”).

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is furnished as part of this report.

99.1	Order dated May 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOS CORPORATION

Date: May 6, 2008	By:	/s/ Michele Nakazawa
Michele Nakazawa
Chief Financial Officer